Exhibit 10.6
Energy Recovery, Inc.
2008 Equity Incentive Plan
(As Adopted March 25, 2008)

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Energy Recovery, Inc.
2008 Equity Incentive Plan
     ARTICLE 1. INTRODUCTION.
          The Plan was adopted by the Board to be effective immediately prior to the effectiveness of the IPO, subject to the approval of the Company’s stockholders. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may constitute ISOs or NSOs) or stock appreciation rights.
          The Plan shall be governed by, and construed in accordance with, the laws of the State of California (except its choice-of-law provisions).
     ARTICLE 2. ADMINISTRATION.
          2.1 Committee Composition. The Committee shall administer the Plan. The Committee shall consist exclusively of two or more directors of the Company, who shall be appointed by the Board. In addition, each member of the Committee shall meet the following requirements:
          (a) Any listing standards prescribed by the principal securities market on which the Company’s equity securities are traded;
          (b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code;
          (c) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and
          (d) Any other requirements imposed by applicable law, regulations or rules.
          2.2 Committee Responsibilities. The Committee shall (a) select the Employees, Outside Directors and Consultants who are to receive Awards under the Plan, (b) determine the type, number, vesting requirements and other features and conditions of such Awards, (c) interpret the Plan, (d) make all other decisions relating to the operation of the Plan and (e) carry out any other duties delegated to it by the Board. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan, including rules and procedures relating to the operation and administration of the Plan in order to accommodate the specific requirements of local laws and procedures, as further set forth under Section 4.3 below. The Committee’s determinations under the Plan shall be final and binding on all persons.
          2.3 Delegation of Authority. The Board may also appoint a secondary committee of the Board, which shall be composed of the entire Board or of one or more directors of the Company who need not satisfy the requirements of Section 2.1. Such secondary committee may administer the Plan with respect to Employees and Consultants who are not Outside Directors and are not considered executive officers of the Company under section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and Consultants and may determine all features and conditions of such Awards. Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include such secondary committee. Further, to the extent permitted by applicable law, the Board may from time to time delegate to one or more officers of the Company the authority to grant or amend Awards to Employees and Consultants who are not Outside Directors and are not considered executive officers of the Company under section 16 of the Exchange Act. For the avoidance of doubt, provided it meets the limitation in the preceding sentence, this delegation shall include the right to modify Awards as necessary to accommodate changes in the laws or regulations, including in jurisdictions outside the United States. Any delegation hereunder shall be subject to the restrictions and limits that the Board specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section 2.3 shall serve in such capacity at the pleasure of the Board.
     ARTICLE 3. SHARES AVAILABLE FOR GRANTS.
          3.1 Basic Limitation. Common Stock issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of shares of Common Stock authorized for issuance or transfer under the Plan is 1,000,000 shares of Common Stock, plus the additional Common Stock described in Sections 3.2 and 3.3. The number of shares of Common Stock that are subject to Awards outstanding at any time under the Plan shall not exceed the number of shares of Common Stock that then remain available for issuance under the Plan. All Common Stock available under the Plan may be issued upon the exercise of ISOs. The limitations of this Section 3.1 and Section 3.2 shall be subject to adjustment pursuant to Article 10.
          3.2 Annual Increase in Shares. As of the first day of each fiscal year of the Company, commencing on January 1, 2009, the aggregate number of shares of Common Stock that may be issued or transferred under the Plan shall automatically increase by a number equal to the lowest of (a) 5% of the total number of shares of Common Stock then outstanding on a non-diluted basis, (b) 2,500,000 shares of Common Stock or (c) the number determined by the Board. Anything to the contrary herein notwithstanding, the maximum aggregate number of shares of Common Stock that may be issued or transferred pursuant to Awards under the Plan during the term of the Plan shall not exceed 10,000,000 shares of Common Stock, subject to Article 10.

          3.3 Shares Returned to Reserve. If Options, SARs or Stock Units under this Plan are forfeited or terminate for any other reason before being exercised or settled, then the Common Stock subject to such Options, SARs or Stock Units shall again become available for issuance under this Plan. If Restricted Shares or Common Stock issued upon the exercise of Options under this Plan are reacquired by the Company pursuant to a forfeiture provision or for any other reason, then such Common Stock shall again become available for issuance under this Plan. If SARs are exercised, then only the number of shares of Common Stock (if any) actually issued in settlement of such SARs shall reduce the number available under Section 3.1 and the balance shall again become available for issuance under the Plan. If Stock Units are settled, then only the number of shares of Common Stock (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 3.1 and the balance shall again become available for issuance under the Plan.
          3.4 Code Section 162(m) Limitations on Awards. Subject to adjustment pursuant to Article 10, where it is intended to comply with Section 162(m) of the Code, no Employee shall be eligible to be granted in a single calendar year one or more Awards which in the aggregate cover more than 500,000 shares of Common Stock, except that in the calendar year in which an individual’s Service as an Employee first commences, such Employee shall be eligible to be granted one or more Awards which in the aggregate cover up to 800,000 shares of Common Stock. To the extent required by Section 162(m) of the Code, in applying the foregoing limitation with respect to a Participant, if any Option, SAR, grant of Restricted Shares or Stock Units is canceled, the canceled Award shall continue to count against the maximum number of shares of Common Stock with respect to which an Award may be granted to an Employee.
     ARTICLE 4. ELIGIBILITY.
          4.1 Incentive Stock Options. Only Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the requirements set forth in section 422(c)(5) of the Code are satisfied.
          4.2 Other Grants. Only Employees, Outside Directors and Consultants shall be eligible for the grant of Restricted Shares, Stock Units, NSOs or SARs.
          4.3 Non-U.S. Participants. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in countries outside the United States in which the Company and its Subsidiaries or Affiliates operate or have eligible Employees, Outside Directors or Consultants, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries and Affiliates shall be covered by the Plan; (ii) determine which eligible Employees, Outside Directors or Consultants outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to eligible Employees, Outside Directors or Consultants outside the United States to comply with applicable laws of jurisdictions outside of the United States; (iv) establish subplans and modify exercise procedures and other terms and procedures and rules, to the extent such actions may be necessary or advisable, including adoption of rules, procedures or subplans applicable to particular Subsidiaries or Affiliates or Participants residing in particular locations; provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Sections 3.1 and 3.2 hereof; and (v) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt rules, procedures and subplans with provisions that limit or modify rights on death, disability or on termination of employment, available methods of exercise or settlement of an Award, payment of income, social insurance contributions and payroll taxes, the shifting of employer tax liability to the Participant, the withholding procedures, the conversion of local currency and handling of any stock certificates or other indicia of ownership which may vary with local requirements. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.
     ARTICLE 5. OPTIONS.
          5.1 Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.
          5.2 Number of Shares. Each Stock Option Agreement shall specify the number of shares of Common Stock subject to the Option and shall provide for the adjustment of such number in accordance with Article 10.
          5.3 Exercise Price. Each Stock Option Agreement shall specify the Exercise Price; provided that the Exercise Price shall in no event be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant.
          5.4 Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed ten years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.
          5.5 Modification or Assumption of Options. Within the limitations of the Plan, the Committee may modify, reprice, extend or assume outstanding options or may accept the cancellation of outstanding options (whether granted by the Company or by another issuer) in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such

Option, unless such modification is necessary or desirable to comply with applicable law, as determined by the Board.
          5.6 Buyout Provisions. The Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.
     ARTICLE 6. PAYMENT FOR OPTION SHARES.
          6.1 General Rule. The entire Exercise Price of Common Stock issued upon exercise of Options shall be payable in cash or cash equivalents at the time when such Common Stock is purchased, except that the Committee at its sole discretion may accept payment of the Exercise Price in any other form(s) described in this Article 6. However, if the Optionee is an Outside Director or executive officer of the Company, he or she may pay the Exercise Price in a form other than cash or cash equivalents only to the extent permitted by section 13(k) of the Exchange Act.
          6.2 Surrender of Stock. With the Committee’s consent, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Common Stock that is already owned by the Optionee. Such Common Stock shall be valued at its Fair Market Value on the date when the new Common Stock is purchased under the Plan.
          6.3 Exercise/Sale. With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Stock being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.
          6.4 Other Forms of Payment. With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws, regulations and rules.
     ARTICLE 7. STOCK APPRECIATION RIGHTS.
          7.1 SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by an SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical.
          7.2 Number of Shares. Each SAR Agreement shall specify the number of shares of Common Stock to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 10.
          7.3 Exercise Price. Each SAR Agreement shall specify the Exercise Price; provided that the Exercise Price shall in no event be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant.

          7.4 Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service.
          7.5 Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company consideration in the form of (a) Common Stock, (b) cash or (c) a combination of Common Stock and cash, as the Committee shall determine. Each SAR Agreement shall specify the amount and/or Fair Market Value of the consideration that the Optionee will receive upon exercising the SAR; provided that the aggregate consideration shall not exceed the amount by which the Fair Market Value (on the date of exercise) of the Common Stock subject to the SAR exceeds the Exercise Price of the SAR. A SAR Agreement may also provide for an automatic exercise of the SAR subject to any applicable requirements.
          7.6 Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, reprice, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR, unless such modification is necessary or desirable to comply with applicable law, as determined by the Board.
     ARTICLE 8. RESTRICTED SHARES.
          8.1 Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.
          8.2 Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents and property. If the Participant is an Outside Director or executive officer of the Company, he or she may pay for Restricted Shares with a promissory note only to the extent permitted by section 13(k) of the Exchange Act. Within the limitations of the Plan, the Committee may accept the cancellation of outstanding options in return for the grant of Restricted Shares.
          8.3 Vesting Conditions. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a specified period of one or more fiscal years equal or exceed a target determined in advance by the Committee. The Committee shall determine such performance. Such target shall be based on one or more of the criteria set forth in Appendix A or, for Awards not intended to comply with Section 162(m) of the Code, such other performance criteria determined by the Board. The Committee shall identify such target not later than the 90th day of such period or prior to the expiry of 25% of the period, whichever date occurs earlier. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or other events.
          8.4 Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.
     ARTICLE 9. STOCK UNITS.
          9.1 Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical.
          9.2 Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.
          9.3 Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. The Committee may include among such conditions the requirement that the performance of the Company or a business unit of the Company for a specified period of one or more fiscal years equal or exceed a target determined in advance by the Committee. The Committee shall determine such performance. Such target shall be based on one or more of the criteria set forth in Appendix A or, for Awards not intended to comply with Section 162(m) of the Code, such other performance criteria determined by the Board. The Committee shall identify such target not later than the 90th day of such period or prior to the expiry of 25% of the period, whichever date occurs earlier. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or other events.
          9.4 Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one share of Common Stock while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Stock, or in a combination of both. Prior to distribution, any dividend equivalents that are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach.

          9.5 Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Stock or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Stock over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 10.
          9.6 Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.
     ARTICLE 10. PROTECTION AGAINST DILUTION.
          10.1 Adjustments. In the event of a subdivision of the outstanding Common Stock, a declaration of a dividend payable in Common Stock or a combination or consolidation of the outstanding Common Stock (by reclassification or otherwise) into a lesser number of shares of Common Stock, corresponding adjustments shall automatically be made in each of the following:
          (a) The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Article 3, including the 1,000,000 share limitation set forth in Section 3.1 and the 10,000,000 share limitation set forth in Section 3.2;
          (b) The limitations set forth in Sections 5.2, 7.2, 8.3 and 9.3;
          (c) The number of shares of Common Stock covered by each outstanding Option and SAR;
          (d) The Exercise Price under each outstanding Option and SAR; or
          (e) The number of Stock Units included in any prior Award that has not yet been settled.
In the event of a declaration of an extraordinary dividend payable in a form other than Common Stock in an amount that has a material effect on the price of Common Stock, a recapitalization, a spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing. Except as provided in this Article 10, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.
          10.2 Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.
          10.3 Reorganizations. In the event that the Company is a party to a merger or consolidation, all outstanding Awards shall be subject to the agreement of merger or consolidation approved by the Board of Directors, provided that such agreement shall provide for one or more of the following:
          (a) The continuation of such outstanding Awards by the Company (if the Company is the surviving corporation).
          (b) The assumption of such outstanding Awards by the surviving corporation or its parent, provided that the assumption of Options or SARs shall comply with Section 424(a) of the Code (whether or not the Options are ISOs).
          (c) The substitution by the surviving corporation or its parent of new awards for such outstanding Awards, provided that the substitution of Options or SARs shall comply with Section 424(a) of the Code (whether or not the Options are ISOs).
          (d) The acceleration of the exercisability of 100% of the then unexercisable portion of such Options and SARs and acceleration of vesting of 100% of the then unvested portion of the Common Stock subject to such Options and SARs. The acceleration of exercisability of such Options and SARs and vesting of such Common Stock may be contingent on the closing of such merger or consolidation. The Optionee shall be able to exercise such Options and SARs during a period of not less than five full business days preceding the closing date of such merger or consolidation, unless (i) a shorter period is required to permit a timely closing of such merger or consolidation and (ii) such shorter period still offers the Optionees a reasonable opportunity to exercise such Options and SARs. Any exercise of such Options and SARs during such period may be contingent on the closing of such merger or consolidation.
          (e) The cancellation of outstanding Options and SARs and a payment to the Optionees equal to the excess of (i) the Fair Market Value of the Common Stock subject to such Options and SARs (whether or not such Options and SARs are then exercisable or such Common Stock are then vested) as of the closing date of such merger or consolidation over (ii) their Exercise Price. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Options and SARs would have become exercisable or such Common Stock would have vested. Such payment may be subject to vesting based on the Optionee’s continuing Service, provided that the vesting schedule shall not be less favorable to the Optionee than the schedule under which such Options and SARs would have become exercisable or such Common Stock would have vested. If the Exercise Price of the Common Stock subject to such Options and SARs exceeds the Fair Market Value of such Common Stock, then such Options and SARs may be cancelled without making a payment to the Optionees. For purposes of this Subsection (e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.
          (f) The cancellation of outstanding Stock Units and a payment to the Participants equal to the Fair Market Value of the Common Stock subject to such Stock Units (whether or not such Stock Units are then vested) as of the closing date of such merger or consolidation. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Stock Units would have vested. Such payment may be subject to vesting based on the Participant’s continuing Service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Stock Units would have vested. For purposes of this Subsection (f), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.
          10.4 Acceleration. The Committee shall have the discretion, exercisable either at the time the Award is granted or at any time while the Award remains outstanding, to provide for the automatic acceleration of vesting upon the occurrence of a Change in Control, whether or not the Award is to be assumed or replaced in the Change in Control, or in connection with a termination of a Participant’s Service following a Change in Control.
     ARTICLE 11.LIMITATION ON RIGHTS.
          11.1 Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee, Outside Director or Consultant. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Employee, Outside Director or Consultant at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws and a written employment agreement (if any).
          11.2 Stockholders’ Rights. A Participant shall have no dividend rights, voting rights or other rights as a stockholder with respect to any Common Stock covered by his or her Award prior to the time when a stock certificate for such Common Stock is issued or, if applicable, the time when he or she becomes entitled to receive such Common Stock by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

          11.3 Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Stock under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Common Stock pursuant to any Award prior to the satisfaction of all legal requirements relating to the issuance of such Common Stock, to its registration, qualification or listing or to an exemption from registration, qualification or listing (including any Non-U.S. requirements).
          11.4 Section 409A. Except as provided in Section 11.5 hereof, to the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan and Award agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Plan effective date. Notwithstanding any provision of the Plan to the contrary, in the event that, following the Plan effective date, the Committee determines that any Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the Plan effective date), the Committee may adopt such amendments to the Plan and the applicable Award agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (a) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.
          11.5 No Representations or Covenants with Respect to Tax Qualification. Although the Company may endeavor to (1) qualify an Award for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States (e.g., incentive stock options under Section 422 of the Code or French-qualified stock options) or (2) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, anything to the contrary in this Plan, including Section 11.4 hereof, notwithstanding. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.
          11.6 Transferability of Awards. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Parent, Subsidiary or Affiliate. Except as otherwise provided by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved from time to time by the Committee. The Committee, by express provision in the Award Agreement or an amendment thereto may permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including, but not limited to, members of the

Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for estate and/or tax planning purposes (or to a “blind trust” in connection with the Participant’s termination of employment or service with the Company or a Subsidiary to assume a position with a governmental, charitable, educational or similar non-profit institution) and on a basis consistent with the Company’s lawful issue of securities.
     ARTICLE 12.WITHHOLDING TAXES.
          12.1 General. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Stock or make any cash payment under the Plan until such obligations are satisfied.
          12.2 Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Company shall have the right to satisfy all or part of such obligations by withholding all or a portion of any Common Stock that otherwise would be issued to the Participant. In addition, the Committee may permit such Participant to satisfy all or any part of such obligations by surrendering all or a portion of any Common Stock that he or she previously acquired. Such Common Stock shall be valued at its Fair Market Value on the date when it is withheld or surrendered.
     ARTICLE 13. FUTURE OF THE PLAN.
          13.1 Term of the Plan. The Plan, as set forth herein, shall become effective immediately prior to the effective date of the IPO. The Plan shall remain in effect until the earlier of (a) the date when the Plan is terminated under Section 13.2 or (b) the seventh anniversary of the date when the Board adopted the Plan.
          13.2 Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan. Notwithstanding anything in the foregoing, the Board shall have the right to unilaterally amend, modify or discontinue the Plan, or any provision of the Plan or any provision of an Award agreement and, in each case, without the consent of any Participant, provided such amendment, modification or discontinuance is necessary or desirable to comply with applicable law, as determined by the Board.
          13.3 Stockholder Approval. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules. However, section 162(m) of the Code may require that the Company’s stockholders approve:

          (a) The Plan not later than the first regular meeting of stockholders that occurs in the fourth calendar year following the calendar year in which the Company’s IPO occurred; and
          (b) The performance criteria set forth in Appendix A not later than the first meeting of stockholders that occurs in the fifth year following the year in which the Company’s stockholders previously approved such criteria.
     ARTICLE 14. DEFINITIONS.
          14.1 “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.
          14.2 “Award” means any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.
          14.3 “Board” means the Company’s Board of Directors, as constituted from time to time.
          14.4 “Change in Control” means:
          (a) The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity;
          (b) The sale, transfer or other disposition of all or substantially all of the Company’s assets;
          (c) A change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors are directors who either:
          (i) Had been directors of the Company on the date 24 months prior to the date of such change in the composition of the Board (the “Original Directors”); or
          (ii) Were appointed to the Board, or nominated for election to the Board, with the affirmative votes of at least a majority of the aggregate of (A) the Original Directors who were in office at the time of their appointment or nomination and (B) the directors whose appointment or nomination was previously approved in a manner consistent with this Paragraph (ii); or
          (d) Any transaction as a result of which any person is the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company’s then outstanding voting securities. For purposes of this Subsection (d), the term “person” shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude (i) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Parent or Subsidiary and (ii) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company.
A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
          14.5 “Code” means the Internal Revenue Code of 1986, as amended.
          14.6 “Committee” means a committee of the Board, as described in Article 2.
          14.7 “Common Stock” means one share of the common stock of the Company.
          14.8 “Company” means Energy Recovery, Inc., a Delaware corporation.
          14.9 “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor.
          14.10 “Employee” means a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.
          14.11 “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          14.12 “Exercise Price,” in the case of an Option, means the amount for which one share of Common Stock may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one share of Common Stock in determining the amount payable upon exercise of such SAR.
          14.13 “Fair Market Value” means, (a) if the Common Stock is traded on any established stock exchange, the closing price of a share as quoted on the principal exchange on which the Common Stock is listed, as reported in the Wall Street Journal (or such other source as the Company may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if the Common Stock is not traded on an exchange but are regularly quoted on a national market or other quotation system, the closing sales price on such date as quoted on such market or system, or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported; or (c) in the absence of an established market for the Common Stock of the type described in (a) or (b) of this Section 14.13, the fair market value established by the Committee acting in good faith. Such determination shall be conclusive and binding on all persons.

          14.14 “IPO” means the initial public offering of the Company’s Common Stock.
          14.15 “ISO” means an incentive stock option described in section 422(b) of the Code.
          14.16 “NSO” means a stock option not described in sections 422 or 423 of the Code.
          14.17 “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Stock.
          14.18 “Optionee” means an individual or estate who holds an Option or SAR.
          14.19 “Outside Director” means a member of the Board who is not an Employee.
          14.20 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.
          14.21 “Participant” means an individual or estate who holds an Award.
          14.22 “Plan” means this Energy Recovery, Inc. 2008 Equity Incentive Plan, as amended from time to time.
          14.23 “Restricted Share” means a share of Common Stock awarded under the Plan.
          14.24 “Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions and restrictions pertaining to such Restricted Share.
          14.25 “SAR” means a stock appreciation right granted under the Plan.
          14.26 “SAR Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her SAR.
          14.27 “Service” means service as an Employee, Outside Director or Consultant.
          14.28 “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to his or her Option.
          14.29 “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Common Stock, as awarded under the Plan.

          14.30 “Stock Unit Agreement” means the agreement between the Company and the recipient of a Stock Unit that contains the terms, conditions and restrictions pertaining to such Stock Unit.
          14.31 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

Appendix A
Performance Criteria for Restricted Shares and Stock Units
The performance goals that may be used by the Committee for such awards shall consist of: operating profits (including EBITDA), net profits, earnings per share, profit returns and margins, revenues, stockholder return and/or value, stock price and working capital. Performance goals may be measured solely on a corporate, Subsidiary or business unit basis, or a combination thereof. Further, performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. Profit, earnings and revenues used for any performance goal measurement shall exclude: gains or losses on operating asset sales or dispositions; asset write-downs; litigation or claim judgments or settlements; accruals for historic environmental obligations; effect of changes in tax law or rate on deferred tax liabilities; accruals for reorganization and restructuring programs; uninsured catastrophic property losses; the cumulative effect of changes in accounting principles; and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial performance appearing in the Company’s annual report to stockholders for the applicable year.

ENERGY RECOVERY, INC.
2008 EQUITY INCENTIVE PLAN
STOCK OPTION GRANT NOTICE AND
STOCK OPTION AGREEMENT
You (the “Optionee”) have been granted the following option (the “Option”) to purchase shares of the Common Stock of Energy Recovery, Inc. (the “Company”):

Name of Optionee:

Total Number of shares of Common Stock:

Type of Option:

Exercise Price per Share:

Date of Grant:

Vesting Commencement Date:

Vesting Schedule:	[This Option becomes exercisable with respect to the first 25% of the shares subject to this Option when you complete 12 months of continuous Service from the Vesting Commencement Date. Thereafter, this Option becomes exercisable with respect to an additional 1/48th of the shares subject to this Option when you complete each month of Service.]

Expiration Date:	«ExpDate». This Option expires earlier if your Service terminates earlier, as described in the Stock Option Agreement.
This Option is granted under and governed by the terms and conditions of the Stock Option Agreement, which is attached to and made a part of this document, and the 2008 Equity Incentive Plan (the “Plan”). Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Stock Option Agreement.
By your signature, you agree to be bound by the terms and conditions of the Plan, the Stock Option Agreement and this Grant Notice. You have reviewed the Stock Option Agreement, the Plan and this Grant Notice in their entirety, have had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understand all provisions of this Grant Notice, the Stock Option Agreement and the Plan. You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or relating to the Option.

OPTIONEE:	ENERGY RECOVERY, INC.
____________________________________	By:
Title:

STOCK OPTION AGREEMENT
     1. Grant of Option. Pursuant to the Stock Option Grant Notice (the “Grant Notice”) to which this Stock Option Agreement (this “Agreement”) is attached, Energy Recovery, Inc., a Delaware corporation (the “Company”), has granted to the Optionee an Option under the Company’s 2008 Equity Incentive Plan (the “Plan”) to purchase the number of shares of Common Stock indicated in the Grant Notice at the exercise price per share set forth in the Grant Notice (the “Exercise Price”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and this Agreement, the terms and conditions of the Plan shall prevail.
     If designated in the Grant Notice as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a Nonstatutory Stock Option (“NSO”). Further, if for any reason this Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a NSO granted under the Plan. In no event shall the Committee, the Company or any Parent, Subsidiary or Affiliate or any of their respective employees or directors have any liability to the Optionee (or any other person) due to the failure of the Option to qualify for any reason as an ISO.
     2. Exercise of Option.
     a. Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Grant Notice and with the applicable provisions of the Plan and this Agreement.
     b. Method of Exercise. This vested portion of the Option shall be exercisable by delivery of a notice of exercise in such form as may be designated by the Committee from time to time, which shall state the election to exercise the Option, the number of shares of Common Stock with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The notice of exercise shall be accompanied by payment of the aggregate Exercise Price as to all of the shares of Common Stock subject to the exercised Option. To the extent permitted by applicable law, payment may be made in one (or a combination of two or more) of the following forms:
i.	Personal check, a cashier’s check or a money order.

ii.	Certificates for shares of Common Stock of the Company already owned by the Optionee, along with any forms needed to effect a transfer of those shares to the Company. The Fair Market Value of the shares of Common Stock, determined as of the effective date of the Option exercise, will be applied to the Exercise Price. Instead of surrendering shares of Common Stock, the Optionee may attest to the ownership of those shares on a form provided by the Company and have the same number of shares of Common Stock subtracted from the Common Stock issued to the Optionee.

iii.	Irrevocable directions to a securities broker approved by the Company to sell all or a portion of the shares of Common Stock subject to the exercised Option and to deliver to the Company from the sale proceeds an amount sufficient to pay the

Exercise Price and any withholding taxes. (The balance of the sale proceeds, if any, will be delivered to the Optionee.)
     No Common Stock shall be issued pursuant to the exercise of an Option unless such issuance and such exercise comply with applicable laws. Assuming such compliance, for income tax purposes the shares of Common Stock shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such shares.
     c. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of such Common Stock upon such exercise or the method of payment of consideration for such Common Stock would constitute a violation of any applicable law.
     d. Responsibility for Exercise. The Optionee is responsible for taking any and all actions as may be required to exercise this Option in a timely manner and for properly executing any such documents as may be required for exercise in accordance with such rules and procedures as may be established from time to time. The Company and/or any Parent, Subsidiary or Affiliate shall have no duty or obligation to notify the Optionee of the Expiration Date of this Option.
     3. Termination of Service.
     a. General Rule. Except as provided below in Sections 3(b) and 3(c), and subject to the Plan, to the extent vested on the Optionee’s date of termination of Service, this Option may be exercised for three (3) months after termination of the Optionee’s Service with the Company or a Parent, Subsidiary or Affiliate of the Company. In no event shall this Option be exercised later than the Expiration Date set forth in the Grant Notice.
     b. Death; Disability. Upon the termination of the Optionee’s Service with the Company or a Parent, Subsidiary or Affiliate of the Company by reason of his or her total and permanent disability or death, the vesting of the Option shall be accelerated effective upon the date of the Optionee’s termination of Service and the Option may be exercised for twelve (12) months thereafter, provided that in no event shall this Option be exercised later than the Expiration Date set forth in the Grant Notice. For all purposes under this Agreement, “total and permanent disability” means that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of not less than one year.
     c. Cause. Upon the termination of the Optionee’s Service by the Company or a Parent, Subsidiary or Affiliate of the Company for cause (as determined by the Committee), the Option shall expire on the date of the Optionee’s termination from Service.
     d. Leave of Absence and Part-Time Work. For purposes of this Option, the Optionee’s Service does not terminate when the Optionee goes on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing. However, the Optionee’s Service terminates when the approved leave ends, unless the Optionee immediately return to active work. If the Optionee goes on a leave of absence, then the vesting schedule specified in the Grant Notice may be adjusted in accordance with the Company’s leave of absence policy or the terms of the Optionee’s leave. If the Optionee commences working on a part-time basis, then the vesting schedule specified in the Grant Notice may be adjusted in accordance with the Company’s part-time work policy or the terms of an agreement between the Optionee and the Company pertaining to the Optionee’s part-time schedule.
     4. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Plan and this Agreement shall be binding upon the executors, heirs, successors and assigns of the Optionee. Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from the Optionee’s former spouse, nor is the Company obligated to recognize the Optionee’s former spouse’s interest in the Option in any other way.
     5. Term of Option. This Option may be exercised only within the term set out in the Grant Notice, and may be exercised during such term only in accordance with the Plan and the terms of this Option.
     6. Tax Obligations.
     a. Tax Withholding. The Optionee will not be permitted to exercise the Option unless the Optionee makes appropriate arrangements with the Company (or the Parent, Subsidiary or Affiliate employing or retaining the Optionee) for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements applicable to the Option exercise. With the Company’s consent, these arrangements may include withholding shares from the Common Stock that otherwise would be issued to the Optionee upon exercise of the Option. The value of this Common Stock, determined as of the effective date of the Option exercise, will be applied to the withholding taxes. The Optionee acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver the Common Stock if such withholding amounts are not delivered at the time of exercise.
     b. Notice of Disqualifying Disposition of ISO Shares. If the Option granted to the Optionee herein is an ISO, and if the Optionee sells or otherwise disposes of any of the Common Stock acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Date of Grant, or (ii) the date one (1) year after the date of exercise, the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that the Optionee may be subject to income tax withholding by the Company on the compensation income recognized by the Optionee.
     7. Restrictions on Resale. The Optionee agrees not to sell any Common Stock at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as the Optionee’s Service continues and for such period of time after the termination of the Optionee’s Service as the Company may specify.
     8. Retention Rights. The Optionee acknowledges and agrees that the vesting of the Option pursuant to the Vesting Schedule hereof is earned only by continuing Service at the will of the Company (or the Parent, Subsidiary or Affiliate employing or retaining the Optionee) and not through the act of being hired, being granted this Option or acquiring shares of Common Stock hereunder. The Optionee further acknowledges and agrees that this Agreement, the transactions contemplated hereunder and the Vesting Schedule set forth herein do not constitute an express or implied promise of continued engagement by the Company or a Parent, Subsidiary or Affiliate of the Company in any capacity for the vesting period or for any period, or at all, and shall not interfere in any way with the Optionee’s right or the right of the Company (or the Parent,

Subsidiary or Affiliate employing or retaining the Optionee) to terminate the Optionee’s Service at any time, with or without cause.
     9. Stockholder Rights. The Optionee, or the Optionee’s estate or heirs, have no rights as a stockholder of the Company until shares of Common Stock have been issued to the Optionee upon exercise of the Option. No adjustments are made for dividends or other rights if the applicable record date occurs before the date that such shares of Common Stock are issued, except as described in the Plan.
     10. Adjustments. In the event of a stock split, a stock dividend or a similar change in the Company’s Common Stock, the number of shares of Common Stock covered by this Option and the Exercise Price per share will be adjusted pursuant to the Plan.
     11. Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if the Optionee is subject to Section 16 of the Exchange Act, the Plan, the Option and this Agreement shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, this Agreement shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
     12. Entire Agreement; Governing Law. The Plan, the Grant Notice and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof. This Agreement may be amended only by another written agreement between the parties. This Agreement will be interpreted and enforced under the laws of the State of California (without regard to its choice-of-law provisions). For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Alameda county, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.
     13. Section 409A. Notwithstanding any other provision of the Plan, this Agreement or the Grant Notice, the Plan, this Agreement and the Grant Notice shall be interpreted in accordance with, and incorporate the terms and conditions required by, Section 409A of the U.S. Internal Revenue Code of 1986, as amended (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan, this Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines are necessary or appropriate to ensure that this Option qualifies for exemption from, or complies with the requirements of, Section 409A; provided, however, that the Company makes no representation that the Option will be exempt from, or will comply with, Section 409A, and makes no undertakings to preclude Section 409A of the Code from applying to the Option or to ensure that it complies with Section 409A.